Exhibit 99.4

PHOTRONICS,  INC.  AND  SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	July 31, 2016	August 2, 2015

Cash flows from operating activities:
Net income	$49,106	$34,709
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,471	61,465
Gain on sale of investment	(8,940)	-
Changes in assets and liabilities and other	(9,250)	(4,347)

Net cash provided by operating activities	91,387	91,827

Cash flows from investing activities:
Purchases of property, plant and equipment	(44,828)	(80,107)
Proceeds from sale of investments	101,853	-
Other	584	(283)

Net cash provided by (used in) investing activities	57,609	(80,390)

Cash flows from financing activities:
Repayments of long-term borrowings	(56,276)	(7,152)
Proceeds from share-based arrangements	3,172	2,375
Dividends paid to noncontrolling interests	(11,890)	-
Other	(19)	(171)

Net cash used in financing activities	(65,013)	(4,948)

Effect of exchange rate changes on cash	1,819	(7,856)

Net increase (decrease) in cash and cash equivalents	85,802	(1,367)
Cash and cash equivalents, beginning of period	205,867	192,929

Cash and cash equivalents, end of period	$291,669	$191,562